EXHIBIT 23.1 Consent of Thomas A. Braun, Attorney

BRAUN & COMPANY
777 HORNBY STREET, SUITE 702, VANCOUVER, BC V6Z 1S2
TELEPHONE (604) 605-0507 FACSIMILE (604) 605-0508

September 27, 2006

Board of Directors
MIV Therapeautics, Inc.
1-8765 Ash Street
Vancouver, B.C. V6P 6T3

Re: Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

/s/ Thomas A. Braun

Thomas A. Braun